                                                                    EXHIBIT 11.1


                   COMPUTATION OF EARNINGS PER COMMON SHARE

                             CONGOLEUM CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              YEARS ENDED DECEMBER 31,
                                                  ------------------------------------------------
BASIC EARNINGS PER COMMON SHARE:                       1997            1996             1995
-------------------------------                   --------------  ---------------  ---------------

NET INCOME PER COMMON AND COMMON
                                                          $6,741          $12,097          $ 9,435
  EQUIVALENT SHARE                                        ======          =======          =======


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 9,837            9,997           10,000

NET INCOME PER COMMON SHARE                               $ 0.69          $  1.21          $  0.94
                                                          ======          =======          =======


DILUTED EARNINGS PER COMMON SHARE:
---------------------------------

NET INCOME PER COMMON AND COMMON
                                                          $6,741          $12,097          $ 9,435
  EQUIVALENT SHARE                                        ======          =======          =======


WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 9,837            9,997           10,000

EFFECT OF ASSUMED EXERCISE OF DILUTIVE
  STOCK OPTIONS(1)                                             2               10               22
                                                          ------          -------          -------

WEIGHTED AVERAGE COMMON AND
  COMMON EQUIVALENT SHARES                                 9,839           10,007           10,022

NET INCOME PER COMMON AND COMMON
                                                          $ 0.69          $  1.21          $  0.94
  EQUIVALENT SHARE                                        ======          =======          =======


/(1)/  Computed based on the Treasury Stock method.

                                                                    EXHIBIT 11.1

                             CONGOLEUM CORPORATION
                  COMPUTATION OF NET INCOME PER COMMON SHARE
               (AMOUNTS IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                             THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                  JUNE 30,                        JUNE 30,
BASIC EARNINGS PER COMMON SHARE:                            1998           1997            1998             1997
-------------------------------                             ----           ----            ----             ----

NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE          $2,645         $2,104         $3,072           $3,117
                                                           ======         ======         ======           ======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  9,038          9,942          9,038            9,970
                                                           ======         ======         ======           ======

NET INCOME PER COMMON SHARE                                $ 0.29         $ 0.21         $ 0.34           $ 0.31
                                                           ======         ======         ======           ======


DILUTED EARNINGS PER COMMON SHARE:
---------------------------------

NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE          $2,645         $2,104         $3,072           $3,117
                                                           ======         ======         ======           ======

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                  9,038          9,942          9,038            9,970

EFFECT OF ASSUMED EXERCISE OF DILUTIVE STOCK                    0              2              0               20
 OPTIONS (1)                                               ------         ------         ------           ------

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT               9,038          9,944          9,038            9,990
 SHARES                                                    ======         ======         ======           ======

NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE          $ 0.29         $ 0.21         $ 0.34           $ 0.31
                                                           ======         ======         ======           ======


/(1)/   Computed based on the treasury stock method.